Exhibit 107
Calculation of Filing Fee Tables
Form F-3
(Form Type)

United Maritime Corporation
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Shares, par value $0.0001 per share(1)	457(o)	—	—	—	—	—
Fees to Be Paid	Equity	Preferred Shares, par value $0.0001 per share(1)	457(o)	—	—	—	—	—
Fees to Be Paid	Other	Preferred Stock Purchase Rights(1)(3)	457(o)	—	—	—	—	—
Fees to Be Paid	Debt	Debt Securities(1)	457(o)	—	—	—	—	—
Fees to Be Paid	Other	Warrants(1)	457(o)	—	—	—	—	—
Fees to Be Paid	Other	Purchase Contracts(1)	457(o)	—	—	—	—	—
Fees to Be Paid	Other	Rights(1)	457(o)	—	—	—	—	—
Fees to Be Paid	Other	Depositary Shares(1)	457(o)	—	—	—	—	—
Fees to Be Paid	Other	Units(1)	457(o)	—	—	—	—	—
Fees to Be Paid	Unallocated (Universal) Shelf	—	457(o)	—	—	—	—	—
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	Equity	Common Shares, par value $0.0001 per share(1)	415(a)(6)						F-3	333-273116	7/14/2023
Carry Forward Securities	Equity	Preferred Shares, par value $0.0001 per share(1)	415(a)(6)						F-3	333-273116	7/14/2023
Carry Forward Securities	Other	Preferred Stock Purchase Rights(1)(3)	415(a)(6)						F-3	333-273116	7/14/2023
Carry Forward Securities	Debt	Debt Securities(1)	415(a)(6)						F-3	333-273116	7/14/2023
Carry Forward Securities	Other	Warrants(1)	415(a)(6)						F-3	333-273116	7/14/2023
Carry Forward Securities	Other	Purchase Contracts(1)	415(a)(6)						F-3	333-273116	7/14/2023
Carry Forward Securities	Other	Rights(1)	415(a)(6)						F-3	333-273116	7/14/2023
Carry Forward Securities	Other	Depositary Shares(1)	415(a)(6)						F-3	333-273116	7/14/2023
Carry Forward Securities	Other	Units(1)(4)	415(a)(6)						F-3	333-273116	7/14/2023
Carry Forward Securities	Unallocated (Universal) Shelf	—	415(a)(6)	(1)	(2)(5)	$300,000,000	—	(6)	F-3	333-273116	7/14/2023	33,060
	Total Offering Amounts					$300,000,000		N/A
	Total Fees Previously Paid							N/A
	Total Fee Offsets							N/A
	Net Fee Due							N/A

(1)
There are being registered hereunder such indeterminate number of the securities of each identified class being registered as may be sold from time to time at indeterminate prices, with an initial aggregate public offering price not to exceed $300,000,000. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. To the extent that separate consideration is received for any such securities, the aggregate amount of such consideration will be included in the aggregate offering price of all securities sold. If any debt securities are issued at an original issue discount, then the offering may be in such greater principal amount as shall result in a maximum aggregate offering price not to exceed $300,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as part of units, which may consist of any combination of the securities registered hereunder.

(2)	Pursuant to General Instruction I.C of Form F-3, the table does not specify by each class information as to the proposed maximum aggregate offering price.

(3)
Preferred stock purchase rights are not currently separable from the common shares and are not currently exercisable. The value attributable to the preferred stock purchase rights, if any, will be reflected in the market price of the common shares.

(4)
Consisting of some or all of the classes of securities listed above, in any combination, including common shares, preferred stock purchase rights, preferred shares, debt securities, warrants, purchase contracts, rights, and depositary shares.

(5)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended. Pursuant to General Instruction I.C of Form F-3, the table does not specify by each class information as to the proposed maximum aggregate offering price. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(6)
Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended, the securities registered pursuant to this registration statement include unsold securities of the Registrant previously registered on its registration statement on Form F-3 (Registration No. 333-273116), filed with the Securities and Exchange Commission on April 21, 2023 and declared effective on July 14, 2023, which the Registrant refers to as the Prior Registration Statement. The previously paid filing fee relating to such unsold securities under the Prior Registration Statement will continue to be applied to such unsold securities registered on this registration statement. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, any such unsold securities are sold pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated amount of unsold securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this registration statement. Pursuant to Rule 415(a)(6), the offering of the unsold securities registered under the Prior Registration Statement, if not previously terminated, will be deemed terminated as of the date of effectiveness of this Registration Statement.